Exhibit 99.1

TERMINATION AGREEMENT

July 11, 2022

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated as of March 11, 2022, as amended on April 18, 2022 and May 24, 2022 (as amended, the “Joint Filing and Solicitation Agreement”). In accordance with Section 10 of the Joint Filing and Solicitation Agreement, each of the undersigned hereby agrees that the Joint Filing and Solicitation Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the day and year first above written.

Velan Capital Partners LP

By:	Velan Capital Holdings LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Investment Management LP

By:	Velan Capital Management LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Management LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

/s/ Adam Morgan
Adam Morgan Individually and as attorney-in-fact for Eric J. Ende, Cynthia L. Flowers and Ann MacDougall

/s/ Balaji Venkataraman
Balaji Venkataraman

Repertoire Master Fund LP

By:	Repertoire Holdings LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Holdings LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners LP

By:	Repertoire Partners GP LLC General Partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

Repertoire Partners GP LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

/s/ Deepak Sarpangal
Deepak Sarpangal